Exhibit 99.1

News Release	Zep Inc. 1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318

www.zepinc.com

Zep Inc. Enters into Definitive Agreement to be Acquired by New Mountain Capital

Zep Inc. Shareholders to Receive $20.05 Per Share in Cash

Transaction Valued at Approximately $692 million

(ATLANTA — April 8, 2015) — Zep Inc. (NYSE: ZEP), a leading consumable chemical packaged goods company that manufactures a wide variety of high-performance maintenance and cleaning chemicals, and New Mountain Capital, a leading growth-oriented private equity firm, today announced that they have entered into a definitive merger agreement under which a fund managed by New Mountain Capital, L.L.C. will acquire all outstanding shares of Zep Inc. common stock for $20.05 per share in cash. The transaction is valued at approximately $692 million, including net debt.

Under the terms of the agreement, Zep Inc. stockholders will receive $20.05 in cash for each share of Zep Inc. common stock they own. The purchase price represents a 23% premium to Zep Inc.’s 90-day volume weighted average stock price for the period ended April 7, 2015. The agreement was unanimously approved by Zep Inc.’s Board of Directors.

“During the past year, we conducted a thorough review of strategic opportunities to enhance value for all stakeholders, and we are pleased to have reached this agreement, which we believe delivers immediate and substantial cash value to our stockholders,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “We also are confident that this transaction will allow Zep Inc. to continue to deliver the high quality products and services our customers have come to expect from us as well as provide additional opportunities for our associates from future growth and business building.  New Mountain Capital is a strong investor with a proven track record as a business builder with substantial resources and expertise, and we look forward to continued success as a private company under their ownership.”

“Zep Inc. is an industry leader with significant growth potential and fits perfectly with New Mountain Capital’s investment philosophy of investing in market leaders in sustainable growth industries,” said Matthew S. Holt, Managing Director of New Mountain Capital. “We look forward to joining with the Zep Inc. management team and all of the company’s talented associates as we continue to serve Zep Inc.’s global customer base.”

The acquisition is subject to customary closing conditions, including receipt of stockholder and regulatory approvals. The definitive agreement also contains a go-shop provision under which Zep Inc. may solicit alternative proposals from third parties during the next 30 calendar days on customary terms and conditions for transactions of this nature.  The Zep Inc. Board, with the assistance of its advisors, has the right to actively solicit acquisition proposals during this period.  There can be no assurances that this process will result in any alternative transaction. The acquisition requires the affirmative vote of holders of a majority of the outstanding shares of the Zep Inc. common stock, which will be sought at a special meeting of shareholders. New Mountain Capital has received fully committed debt financing in connection with the acquisition and the acquisition is not subject to a financing condition. The transaction is currently expected to close in the third calendar quarter of 2015.

BofA Merrill Lynch is acting as exclusive financial advisor to Zep Inc. and King & Spalding LLP and Hunton & Williams LLP are acting as its legal counsel. Jefferies LLC and KeyBanc Capital Markets are acting as financial advisors to New Mountain Capital.  Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal counsel to New Mountain Capital.  Fully committed debt financing is expected to be provided by affiliates of Jefferies LLC and KeyBanc Capital Markets.

Earnings & Conference Call

Earlier today, Zep Inc. announced financial results for its second fiscal quarter ended February 28, 2015.  Following the announcement of its definitive agreement to be acquired by New Mountain Capital, the Company has cancelled its earnings conference call which was scheduled to be held on Thursday, April 9, 2015 at 5:30 p.m. EDT.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Zep Inc. by New Mountain Capital and its affiliates.  In connection with the proposed merger, Zep Inc. will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ZEP INC.’S STOCKOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Zep Inc. with the SEC at the SEC’s website at www.sec.gov.  In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Zep Inc.’s website at www.zepinc.com or by directing a request to: Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, GA 30318, Attn: Investor Relations, (404) 352-1680.

Participants in the Solicitation

Zep Inc. and its directors, executive officers and certain other members of management and employees of Zep Inc. may be deemed to be “participants” in the solicitation of proxies from the stockholders of Zep Inc. in connection with the proposed merger.  Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Zep Inc. in connection with the proposed merger, which may be different than those of Zep Inc.’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  Stockholders can find information about Zep Inc. and its directors and executive officers and their ownership of Zep Inc.’s common stock in Zep Inc.’s annual report on Form 10-K for the fiscal year ended August 31, 2014 and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on November 20, 2014, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.  Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the merger when it is filed with the SEC.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Zep Inc.’s website at www.zepinc.com.

Forward Looking Statements and Use of Non-GAAP Information

This release contains, and other written or oral statements made by or on behalf of Zep Inc. may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results.  Examples of forward-looking statements in this press release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction, the solicitation of alternate acquisition proposals and statements regarding stockholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain Zep Inc. stockholder approval for the proposed merger or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Zep Inc.’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Zep Inc. and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Zep Inc.’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Zep Inc.’s Annual Report on Form 10—K for the fiscal year ended  August 31, 2014, which was filed with the SEC on November 12, 2014, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10Q and 8K. The forward-looking statements represent Zep Inc.’s views as of the date on which such statements were made and Zep Inc. undertakes no obligation to publicly update such forward-looking statements.

About Zep Inc.

Zep Inc., with fiscal year 2014 net sales of approximately $700 million, is a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets.  We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation (“MRO”) market, which together now comprise approximately 63% of our revenue with the balance derived from sales into the facilities maintenance vertical.  We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Zep Automotive®, Enforcer®, Misty®, TimeMist®, TimeWick™, Country Vet®, Original Bike Spirits®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands. Founded in 1937, some of Zep Inc.’s brands have been in existence since 1896.  Zep Inc. is headquartered in Atlanta, Georgia.  Visit our website at www.zepinc.com.

About New Mountain Capital

New Mountain Capital is a New York-based private equity firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, public equity, and credit funds with over $15 billion in aggregate capital commitments. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit www.newmountaincapital.com.

Investor Contact:

Don De Laria

VP, Investor Relations & Communications

404-350-6266

don.delaria@zep.com